Exhibit 10.4


                         EXCLUSIVE SOFTWARE LICENSE AGREEMENT

               This Agreement is made as of March 31, 1996, by and between CARE CORPORATION LIMITED, a company incorporated in the British Virgin Islands ("CCL"), WARNER INSURANCE SERVICES, INC., a Delaware corporation ("WARNER"), and, for the limited purposes of joining in Sections 4, 6, 8, 10, 11, 21, and 22, COVER-ALL SYSTEMS, INC., a Delaware corporation and wholly owned subsidiary of WARNER ("COVER-ALL").

                                       RECITALS

               A. CCL is the exclusive worldwide owner, except in the Commonwealth of Australia, the Dominion of New Zealand, and the United States of America, of all rights in certain computer software and related documentation pertaining to the administration of worker's compensation, as set forth and described in Attachment A hereto (hereinafter referred to as the "CARE Software").

               B. Pursuant to a separate agreement by and between CCL and WARNER, entered into contemporaneously with this Agreement (the "Stock Purchase Agreement"), CCL and WARNER intend that WARNER issue to CCL 2,500,000 (two million five hundred thousand) shares, $.01 par value, of WARNER's common stock (the "CCL Shares").

               C. In consideration of WARNER's issuing the CCL Shares, CCL and WARNER further intend that, in accordance with this Agreement, CCL grant to WARNER an exclusive, fully paid up, perpetual license for the CARE Software in Canada, Mexico, Central America, and South America, while retaining all rights outside of Canada, Mexico, Central America, and South America.

               IN CONSIDERATION OF the Stock Purchase Agreement, the terms and conditions of this Agreement, the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CCL, WARNER, and COVER-ALL, intending to be legally bound, hereby agree as follows:

          1. DEFINITIONS. The capitalized terms in this Section shall have the meanings specified in this Section.

               A. "CCL Rights" mean all of CCL's rights in the CARE Software. For purposes of this Agreement, unless otherwise clearly required by the context thereof, "CARE Software" includes any CARE Modifications (as defined in Section 3) as they are made.

               B. "Closing Date" has the meaning assigned to it in the Stock Purchase Agreement.

               C. "Information" means any specifications, documentation, software programs, software listings, designs, drawings, data, customer listings, customer records, financial records, business information, and any other information of any kind whatsoever, whether in machine readable or visually readable form, that is proprietary and/or confidential to CCL, WARNER, or COVER-ALL.

               D. "License Revenue" has the meaning assigned to it in the Stock Purchase Agreement.

               E. "Licensed Rights" means all the CCL Rights in the Licensed Territory including, but not limited to, the rights to use, possess, modify, prepare derivative works based in whole or in part on the CARE Software, and sublicense the CARE Software for use in the Licensed Territory.

               F. "Licensed Territory" means all of the territory of Canada, Mexico, Central America, and South America, and expressly excludes the United States of America, its territories and possessions including, but not limited to, the Commonwealth of Puerto Rico.

               G. "Net Sales" has the meaning assigned to it in the Stock Purchase Agreement.

               H. "Software Documentation" means the documents set forth on Attachment A.

          2. GRANT. CCL hereby grants to WARNER an exclusive, fully paid up, perpetual license to the Licensed Rights in accordance with this Agreement (the "Warner License"), including, but not limited to, the right to:

               A. use the CARE Software internally (including the right for third party contractors to use) for development, support, and training;

               B. market the CARE Software, including the right to conduct and provide demonstrations;

               C. sublicense the CARE Software to end-users for use in the Licensed Territory;

               D.   create CARE Modifications;

               E. create and distribute copies of the CARE Software consistent with the grant in this Section and the terms of this Agreement; and

               F. sublicense to COVER-ALL all of the rights set forth in subsections A through E above and grant to COVER-ALL the right to sublicense such rights, in the Licensed Territory, to authorized distributors of COVER-ALL.

               CCL shall deliver to WARNER, on or before the expiration of one week after the date of this Agreement, two copies of the CARE Software, one in source code format and one in object code format, on a removable disk suitable for use on an IBM R/S 6000, or other form of magnetic media as may be mutually agreed upon by CCL and WARNER, and the Software Documentation.

               CCL and WARNER agree that the intent of this Section is to cause WARNER to be the exclusive licensee of all of the CCL Rights in the Licensed Territory and for CCL to retain all other rights to the CARE Software outside the Licensed Territory.

          3. MODIFICATIONS. For all modifications made to the CARE Software ("CARE Modifications") including, without limitation, error corrections, updates, enhancements, versions, releases, and derivative works, and related documentation, whether made by WARNER or by any other entity, including without limitation CCL, the following reciprocal rights apply:

               A. WARNER shall be deemed to be the exclusive licensee of the rights to CARE Modifications in the Licensed Territory and such rights shall be considered part of the Licensed Rights without additional cost to WARNER.

               B. CCL shall be deemed to have retained, without cost to CCL, all other rights to the CARE Modifications including, without limitation, all rights outside of the Licensed Territory.

               C. CCL and WARNER shall use reasonable efforts to establish a written procedure and schedule to inform each other of CARE Modifications, to specify the CARE Modifications that each party wants provided to it, and to establish a schedule for providing such CARE Modifications to the other party or to an entity specified in writing by the other party, which written procedure and schedules shall be incorporated into a letter agreement between CCL and WARNER, which shall expressly be binding on any successors and permitted assigns, within 60 days after the date of this Agreement or such later date as the parties may mutually agree.

               D. The CARE Modifications shall be deemed to be part of the CARE Software.

          4. DEVELOPMENT AND MARKETING EFFORTS COVENANT. WARNER and COVER-ALL agree to use their commercially reasonable best efforts to (i) develop and market the CARE Software in the Licensed Territory and (ii) generate License Revenue and Net Sales. Without limiting the foregoing and subject to the availability of adequate capital resources, for the three-year period ending after the date hereof WARNER, or WARNER and its subsidiaries, shall have a development and marketing budget in an aggregate amount equal to not less than 20% of anticipated Net Sales of $5,000,000 for such period. WARNER shall prepare and submit, after approval by the Board of Directors of WARNER, to CCL, for its advice and input, an annual budget plan for each of the next three years after the Closing Date for development and marketing expenditures of at least $333,333, and WARNER agrees to expend at least two-thirds of the $333,333 in each such year by utilizing such marketing firms or marketing consultants as designated by CCL. WARNER shall submit the budget plan (1) for the first year after the Closing Date within 30 days after the date hereof and
          (2) for each of the next two years by February 28 of the next calendar year. The failure of WARNER to submit any annual budget plan when required, to approve such plans (as originally proposed or as modified with CCL's consent) within a reasonable time after submission thereof, or to fund a development and marketing budget pursuant to such plans or in such aggregate amount for whatever reason, shall constitute a breach of this covenant, which breach shall result in WARNER having a nonexclusive license of the Licensed Rights thereafter; provided, however, that WARNER shall have 30 days to remedy any such failure.

          5. SOFTWARE SUPPORT SERVICES. CCL shall provide, or shall arrange for the provision of, reasonable support services to WARNER for the maintenance and support of the CARE Software, such services to be provided to WARNER at usual and customary rates. Within 60 days after the date of this Agreement, CCL and WARNER shall enter into a written agreement with respect to the support services to be provided (the "Support Services Agreement"). The Support Services Agreement shall, to the extent commercially foreseeable, to provide for a class of support services based upon the support standards set forth in Attachment B hereto.
          Upon execution by WARNER and CCL, the Support Services Agreement shall be appended to and incorporated into and made a part of this Agreement in substitution of Attachment B.

          6. TERMINATION. Either party may terminate this Agreement upon written notice to the other party if the other party breaches any of the provisions herein; provided the non-breaching party has first given the other party notice of such breach and the other party has failed to cure such breach within thirty days after receipt of such notice. The Warner License terminates upon termination of this Agreement immediately and without notice.

          7. INJUNCTIVE RELIEF. In addition to such other rights as the parties may have at law and in equity, the parties may, without the requirement of posting bond, enforce the provisions of this agreement by injunctive relief including, without limitation, by obtaining specific performance.

          8.   CONFIDENTIALITY.

               A. WARNER, CCL, and COVER-ALL shall use their commercially reasonable best efforts to protect the trade secrets contained in the CARE Software and shall also provide appropriate safeguards to prevent the disclosure of the CARE Software to any entity that has not executed an agreement providing for the confidentiality and non-disclosure of the CARE Software.

               B. Each party agrees and acknowledges that any Information that is furnished or made available or otherwise disclosed to another party pursuant to this Agreement is valuable proprietary and/or confidential information of the disclosing party and shall remain the property of the disclosing party.

               D. The parties agree that all Information shall be kept strictly confidential and shall be treated by the receiving party and by any person authorized, pursuant to the terms of this Agreement, to have access thereto, as being valuable confidential and proprietary Information of the disclosing party. The receiving party shall protect the disclosing party's Information from unauthorized use or disclosure using the same standard of care which it uses to protect its own proprietary and/or confidential information.

               E. The receiving party of any Information shall not, without the prior written consent of the disclosing party, disclose, provide, or otherwise make available any item of Information to any person or entity other than those of its employees, agents, or representatives who have a need to know such Information in order for the receiving party to carry out its obligations or exercise its rights hereunder. The receiving party shall require its employees, agents, or representatives who have access to Information to be made aware of its confidential and/or proprietary nature and of the applicable requirements relative to maintaining the confidence of such Information. The receiving party shall enforce these provisions for the benefit of the disclosing party.

               F. The obligations and limitations set forth in this Section shall not apply to Information that is: (i) at any time available to the public other than as a consequence of a breach of this Agreement by the receiving party; (ii) at any time rightfully received by one of the parties from a third party which has the right to transmit and does transmit such Information to the receiving party; (iii) rightfully known to the receiving party without any limitation on use or disclosure prior to receipt of such Information, as substantiated by a writing predating the date of this Agreement; and (iv) independently developed by personnel of a party who have not had access to whatsoever to such Information.

               G. The Receiving Party shall not be prohibited from disclosing Information pursuant to a valid and effective order issued by a court of competent jurisdiction or governmental authority having appropriate statutory powers, but any such disclosure shall be made only to the extent so ordered and only if the receiving party timely notifies the disclosing party prior to such disclosure so that the disclosing party may intervene in response to any such order for disclosure.

               H. The obligations of this Section shall survive the termination of this Agreement.

          9. CCL WARRANTIES. CCL hereby makes the express warranties and representations described in this Section.

               A. CCL warrants and represents that it has full authority to enter into this Agreement and to grant to WARNER the rights granted in this Agreement.

               B. CCL warrants and represents that the CARE Software and CARE Modifications, as delivered to WARNER, do not infringe the copyright, patent, or trademark rights, or misappropriate the trade secrets, of any entity.

               C. CCL warrants and represents that its signature set forth below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

               D. CCL warrants and represents that it has not taken any action which would affect its status as the owner of the entire right, title, and interest in and to, and the right to license, the Licensed Rights, and CCL has the right to disclose and license the same to WARNER, free and clear of any and all liens or other security interests or encumbrances, restrictions, equities, or claims of every kind and nature whatsoever. There are no contracts, commitments, or understandings or other obligations of CCL with or to any person with respect to the Licensed Rights, or otherwise relating in any manner to the subject matter of, or in any way conflicting with any of the obligations of CCL under, this Agreement.

               E. CCL warrants (i) for a period of 90 days from the date of the first delivery by WARNER of the CARE Software to a client (a "CCL Warranty Period") that the CARE Software as originally delivered to WARNER will perform substantially in accordance with the technical and functional specifications as set forth in the Software Documentation with respect to the administration of worker's compensation claims in the United States and (ii) for a period of 90 days from the date of delivery to WARNER (a "CCL Warranty Period"), that the CARE Modifications delivered after the date of this Agreement will perform substantially in accordance with the technical and functional specifications thereof. As WARNER's sole remedy upon the breach of the warranty set forth in this subsection, if WARNER notifies CCL, before the expiration of the applicable CCL Warranty Period, that the CARE Software or the CARE Modification has failed to perform substantially in accordance with the respective specifications thereof, then CCL shall at no charge to WARNER promptly correct any such performance failure and deliver to WARNER a corrected and fully functioning version of the CARE Software.

          10. WARNER AND COVER-ALL WARRANTIES. WARNER and COVER-ALL hereby make the express warranties and representations described in this Section.

               A. WARNER and COVER-ALL each warrant and represent that it has full authority to enter into this Agreement.

               B. WARNER and COVER-ALL each warrant and represent that its signature set forth below has been and is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

               C.   WARNER warrants and represents that the CARE
               Modifications, as delivered to CCL by WARNER, do not infringe the copyright, patent, or trademark rights, or misappropriate the trade secrets, of any entity.

               D. WARNER warrants for a period of 90 days from the date of delivery to CCL by WARNER (the "Warner Warranty Period") that the CARE Modifications delivered after the date of this Agreement will perform substantially in accordance with the technical and functional specifications thereof. As CCL's sole remedy upon the breach of the warranty set forth in this subsection, if CCL notifies WARNER, before the expiration of the applicable WARNER Warranty Period, that any such CARE Modification has failed to perform substantially in accordance with the specifications thereof, then WARNER shall at no charge to CCL promptly correct any such performance failure and deliver to CCL a corrected and fully functioning version of the CARE Modification.

          11. CCL'S INTELLECTUAL PROPERTY INDEMNITY. CCL shall defend, indemnify, and hold WARNER and COVER-ALL and any sublicensee of WARNER or COVER-ALL (each an "Indemnitee") harmless from and against all damages, actions, settlements, judgments, claims, and demands made against, recovered against, suffered by, and/or incurred by an Indemnitee and which arise out of a claim that the CARE Software, as delivered to WARNER or COVER-ALL, infringes the copyright, patent, or trademark rights, or misappropriates the trade secrets, of any entity. CCL's indemnity in this Section shall be subject to the following terms and conditions (for purposes of the following subsections, "WARNER" shall be deemed to include "COVER-ALL"):

               A. WARNER shall promptly notify CCL in writing when WARNER has actual knowledge of any such claim.

               B. WARNER shall require any sublicensee to promptly notify WARNER when such WARNER sublicensee has actual knowledge of any such claim. In order to avail itself of CCL's indemnity in this Section, any WARNER sublicensee must have so notified WARNER.

               C. CCL's indemnity of any sublicensee of WARNER shall be limited to the extent of the underlying sublicense from WARNER, which sublicense must be consistent with the terms and conditions of this Agreement.

               D. CCL shall have complete control over the defense, settlement, and compromise of any such claim; provided, however, that the Indemnitee may participate in the defense with counsel of its own choice and at its own expense.

               E. WARNER agrees, and shall require any sublicensee to agree (if an Indemnitee), to cooperate reasonably in the defense, settlement, and compromise of such claim at CCL's expense, except that if an Indemnitee desires to retain its own counsel, it shall do so at its own cost and expense.

               F. If the CARE Software becomes the subject of any such claim, or if the CARE Software is held to constitute such an infringement, and the use of the CARE Software by an Indemnitee is enjoined, CCL shall, at its expense and at its option, use its commercially reasonable best efforts either
               (i) to procure for the Indemnitee the right to continue using the CARE Software or (ii) to create CARE Modifications to make it functionally equivalent and non-infringing.

               G. CCL shall have no liability for any such claim based upon (i) use of other than the most current version of the CARE Software made available to WARNER by CCL (including any and all CARE Modifications provided to WARNER by CCL) if such claim would have been avoided by the use of such version or (ii) infringement resulting from WARNER's modifications, adaptation, or enhancement of the CARE Software.

          12.  PROTECTION OF THE CARE SOFTWARE.

               A. If any party to this Agreement shall become aware of any infringement by any third party of the CARE Software in the Licensed Territory or any misappropriation of a trade secret by any third party relating to the CARE Software in the Licensed Territory, it shall promptly notify the other of such infringement.

               B. CCL, may, at its expense, institute suit against such infringer, and WARNER shall fully cooperate with CCL to enjoin such infringement or acts and shall, if requested by CCL, join with CCL as a party to any action brought by CCL for such purpose. CCL shall bear all expenses connected with the foregoing, except that if WARNER desires to retain its own counsel, it shall do so at its own cost and expense.

               C. If CCL, after being notified of such infringement or misappropriation, elects not to institute suit against such infringer, then WARNER may, at its expense, institute suit against such infringer, and CCL shall fully cooperate with WARNER to enjoin such infringement or misappropriation and if reasonably necessary, shall, if requested, join with WARNER as a party to any action brought by WARNER for such purpose. WARNER shall bear all expenses connected with the foregoing, except that if CCL desires to retain its own counsel, if shall do so at its own cost and expense.

               D. Any recovery as a result of any infringement or misappropriation pursuant to this provision shall belong solely to the party instituting such action.

          13. INDEMNITY. Each party shall indemnify and hold harmless the other party, and such other party's licensees, officers, directors, employees, agents, and other representatives, from and against any loss, damage, liability (including any liability by reason of a bona fide settlement of a claim, action, suit, or proceeding), or expense (including reasonable attorneys' fees) arising out of or connected with any breach or inaccuracy of any representation, warranty or covenant by it contained in this Agreement or in any certificate or other instrument or document delivered pursuant to this Agreement, or any claim, action, suit, or proceeding asserted or instituted arising out of any matter or thing covered by such representations, warranties or covenants.

               In the event that either party shall breach or otherwise fail to perform any of its obligation under this Agreement, the non-breaching party may, at its election, and in addition to any and all other remedies it may have under this Agreement or otherwise, perform any such obligations.

               The obligations of indemnity under this Section shall survive all performances under this Agreement.

          14. DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES GRANTED IN THE SECTION ENTITLED "CCL WARRANTIES," CCL MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          15. GOVERNING LAW AND VENUE. This Agreement shall be governed by the laws of the State of Delaware, U.S.A., except for its laws relating to choice of law.

          16. NO WAIVER. No failure to exercise and no delay in exercising any right, power, or remedy under this Agreement will operate as a waiver. Nor will any single or partial exercise of any right, power, or remedy preclude any other or further exercise of that or any other right, power, or remedy.

          17. REMEDIES CUMULATIVE. All remedies provided for in this Agreement are cumulative and in addition to such other remedies as may be available at law and in equity.

          18. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, then the parties will be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting another provision that is legal and enforceable and achieves the same intent. If the remainder of this Agreement will not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected will be enforced to the extent permitted by law.

          19. COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall constitute one instrument.

          20. RELATIONSHIP OF PARTIES. This Agreement does not create a partnership or joint venture relationship, nor does it authorize either party to serve as the legal representative or agent of the other. CCL and WARNER are independent contractors and will remain independent contractors unless hereafter agreed otherwise in writing. No party will have any right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name or on behalf of any other party.

          21.  ASSIGNMENT.   WARNER  may assign this Agreement only with
          the prior express, written consent of CCL; provided, that, without the consent of CCL, WARNER may assign this Agreement to COVER-ALL and COVER-ALL, without the consent of CCL, may assign this Agreement in connection with the transfer of all or substantially all of COVER-ALL's assets or in connection with a merger or consolidation of COVER-ALL into a third party.

          22. NOTICE. Any notices or demands required to be given herein shall be given to the parties in writing, and by certified mail, return receipt requested, at the addresses hereinafter set forth, or to such other addresses as the parties may hereinafter substitute by written notice given in the manner prescribed in this Section:

               A.   NOTICE TO WARNER OR COVER-ALL:

               Warner Insurance Services, Inc.

               18-01 Pollitt Drive
               Fair Lawn, New Jersey 07410
               Attention: President

               with a copy (which shall not constitute notice) to:

               Leonard Gubar, Esq.
               Reid & Priest LLP
               40 West 57th Street
               New York, New York  10019

               B.  NOTICE TO CCL:

               Care Corporation Limited
               c/o Moore Stephens International Services (BVI) Limited Abbott Building
               P. O. Box 3186
               Main Street
               Road Town
               Tortola, British Virgin Islands
               Telecopy No.:  (809) 494-3592
               Attention:  Carol Raward

               with a copy (which shall not constitute notice) to:

               Alan J. Perkins, Esquire
               Gardere & Wynne, L.L.P.
               3000 Thanksgiving Tower
               1601 Elm Street
               Dallas, Texas 75201

          23. BINDING EFFECT. This Agreement shall inure to the benefit of and bind the parties hereto, and their successors and permitted assigns.

          24. SECTION HEADINGS. All section headings contained herein are for convenience or reference only and are not intended to define or limit the scope of any provision of this Agreement.

          25. EXPENSES FOR ENFORCEMENT. In the event either party hereto is required to employ an attorney to enforce the provisions of this Agreement or is required to commence legal proceedings to enforce the provisions hereof, the prevailing party shall be entitled to recover from the other, reasonable attorney's fees and court costs incurred in connection with such enforcement, including, but not limited to, collection agency fees, reasonable attorney fees, litigation fees, and costs of investigation and litigation.

          26. ENTIRE AGREEMENT. It is expressly agreed that this Agreement and its attachment embody the entire agreement of the parties in relation to the subject matter herein, and that there is no other oral or written agreement or understanding between the parties at the time of execution hereunder. Further, this Agreement cannot be modified except by the written agreement of all parties hereto.




                   [THE NEXT FOLLOWING PAGE IS THE SIGNATURE PAGE.]

               IN WITNESS WHEREOF, WARNER and CCL have each have caused this Agreement to be executed and delivered as of the date first above written.


          WARNER INSURANCE SERVICES, INC.         CARE CORPORATION LIMITED



          By: /s Raul F. Calvo                    By: /s/ Mark Donald Johnston
             ------------------------                -------------------------

          Name:  RAUL F. CALVO                    Name: MARK DONALD JOHNSTON
               ----------------------                  -----------------------

          Title:  VICE PRESIDENT                  Title: DIRECTOR/AUTHORIZED
                ---------------------                      SIGNATORY
                                                        ----------------------

          COVER-ALL SYSTEMS, INC.

          By: /s/ Peter C. Lynch
             ------------------------

          Name:  PETER C. LYNCH
               ----------------------

          Title:  PRESIDENT
                ---------------------